                                  EXHIBIT 10.54

                            INDEMNIFICATION AGREEMENT
                                   (Directors)

     THIS AGREEMENT is made and entered into this _____ day of December, 1996, between Dura Pharmaceuticals, Inc., a California corporation ("Corporation"), whose address is 5880 Pacific Center Blvd., San Diego, California 92121, and ____________________ ("Director"), whose address is _________________________.

                                    RECITALS

     WHEREAS, Director, a member of the Board of Directors of Corporation, performs a valuable service in such capacity for Corporation; and

     WHEREAS, the Articles of Incorporation of Corporation authorize and permit contracts between Corporation and the members of its Board of Directors with respect to indemnification of such directors; and

     WHEREAS, by its terms the California General Corporation Law, as amended and in effect from time to time or any successor or other statutes of California having similar import and effect (the "Code" or "California Law"), currently purports to be the controlling law governing Corporation with respect to certain aspects of corporate law, including indemnification of directors and officers; and

     WHEREAS, in accordance with the authorization provided by California Law, Corporation may purchase and maintain a policy or policies of Directors and Officers Liability Insurance ("D & 0 Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of services as directors and officers of Corporation; and

     WHEREAS, as a result of recent developments affecting the terms, scope and availability of D & 0 insurance there exists general uncertainty as to the extent and overall desirability of protection afforded members of the Board of Directors by such D & 0 Insurance, if any, and by statutory and bylaw indemnification provisions; and

     WHEREAS, in order to induce Director to continue to serve as a member of the Board of Directors of Corporation, Corporation has determined and agreed to enter into this contract with Director;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of Director's continued service as a director after the date hereof, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. The following terms used in this Agreement shall have the meanings set forth below. Other terms are defined where appropriate in this Agreement.

     (a) "Disinterested Director" shall mean a director of Corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Director.

     (b) "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Director for which he or she is otherwise not compensated by Corporation) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.

     (c) "Final Adverse Determination" shall mean that a determination that Director is not entitled to indemnification shall have been made pursuant to
Section 5 hereof and either (i) a final adjudication in a California court or decision of an arbitrator pursuant to Section 13(a) hereof shall have denied Director's right to indemnification hereunder, or (ii) Director shall have failed to file a complaint in a California court or seek an arbitrator's award pursuant to Section 13(a) for a period of one hundred twenty (120) days after the determination made pursuant to Section 5 hereof.

     (d) "Independent Legal Counsel" shall mean a law firm or member of a law firm selected by Corporation and approved by Director (which approval shall not be unreasonably withheld) and that neither is presently nor in the past five years has been retained to represent: (i) Corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Corporation or Director in an action to determine Director's right to indemnification under this Agreement.

     (e) "Liabilities" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any proceeding.

     (f) "Proceeding" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom.

     (g) "Change of Control" shall mean the occurrence of any of the following events after the date of this Agreement:

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          (i)  A change in the composition of the Board of Directors of
Corporation (the "Board"), as a result of which fewer than two-thirds (2/3) of the incumbent directors are directors who either (1) had been directors of Corporation twenty-four (24) months prior to such change or (2) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of Corporation 24 months prior to such change and who were still in office at the time of the election or nomination; or

          (ii) Any "person" (as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) through the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of Corporation representing twenty percent (20%) or more of the combined voting power of Corporation's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Capital Stock"), except that any change in ownership of Corporation's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of Corporation.

     2. INDEMNITY OF DIRECTOR. Corporation hereby agrees to hold harmless and indemnify Director to the fullest extent authorized by the provisions of the Code.

     3.   ADDITIONAL INDEMNITY.  Subject only to the limitations set forth in
Section 4 hereof, Corporation hereby further agrees to hold harmless and indemnify Director:

          (a) against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

          (b) otherwise to the fullest extent as may be provided to Director by Corporation under the indemnification non-exclusivity provision of the Articles of Incorporation of Corporation and the Code.

     4.   LIMITATIONS ON ADDITIONAL INDEMNITY.

     (a) No indemnity pursuant to Section 3 hereof shall be paid by Corporation for any of the following:


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          (i)  except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which Director is indemnified pursuant to Section 2 hereof or reimbursed pursuant to any D & 0 Insurance purchased and maintained by Corporation;

          (ii) in respect to remuneration paid to Director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

          (iii) on account of any suit in which judgment is rendered against Director for an accounting of profits made from the purchase or sale by Director of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

          (iv) on account of Director's acts or omissions that involve intentional misconduct or a knowing and culpable violation of law if such acts or omission have been established by a judgment or other final adjudication adverse to Director (an "Adverse Judgment");

          (v) provided there has been no Change of Control, on account of or arising in response to any action, suit or proceeding (other than an action, suit or proceeding referred to in Section 14(b) hereof) initiated by Director or any of Director's affiliates against Corporation or against any officer, director or shareholder of Corporation unless such proceeding was authorized by the Board of Directors of Corporation;

          (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

          (vii) on account of any action, suit or proceeding to the extent that Director is a plaintiff, a counter-complainant or a cross-complainant therein (other than an action, suit or proceeding permitted by Section 4(a)(v) hereof).

     (b) In addition to those limitations set forth above in paragraph (a) of this Section 4, no indemnity pursuant to Section 3 hereof in an action by or in the right of Corporation shall be paid by Corporation for any of the following:

          (i) on account of acts or omissions that Director believes to be contrary to the best interests of Corporation or its shareholders or that involve the absence of good faith on the part of Director, if so established by an Adverse Judgment;

          (ii) with respect to any transaction from which Director derived an improper personal benefit, if so established by an Adverse Judgment;

          (iii)on account of acts or omissions that show a reckless disregard for Director's duty to Corporation or its shareholders in circumstances in which Director was aware,

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


or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Corporation or its shareholders, if so established by an Adverse Judgment;

          (iv) on account of acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of Director's duty to Corporation or its shareholders, if so established by an Adverse Judgment;

          (v) on account of proceedings under Section 310 of California Law (contracts in which director has material financial interest), if so established by an Adverse Judgment;

          (vi) on account of proceedings under Section 316 of California Law (corporation actions subjecting directors to joint and several liability), if so established by an Adverse Judgment;

          (vii) in respect of any claim, issue or matter as to which Director shall have been adjudged to be liable to Corporation in the performance of Director's duty to Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Director is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

          (viii) of amounts paid in settling or otherwise disposing of a pending action without court approval; and

          (ix) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     5.   PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

     (a) Whenever Director believes that he or she is entitled to indemnification pursuant to this Agreement, Director shall submit a written request for indemnification to Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Director to support his or her claim for indemnification. Director shall submit his or her claim for indemnification within a reasonable time not to exceed five years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the later date for which Director requests indemnification. The President or the Secretary or other appropriate officer shall, promptly upon receipt of Director's request for indemnification, advise the Board of Directors in writing that Director has made such a request. Determination of Director's entitlement to indemnification shall be made not later than ninety (90) days after Corporation's receipt of his or her written request for such indemnification.

     (b) The Director shall be entitled to select the forum in which Director's request for indemnification will be heard, which selection shall be included in the written request for indemnification required in Section 5(a). This forum shall be any one of the following:

          (i)  The stockholders of Corporation;

          (ii) A quorum of the Board of Directors consisting of Disinterested Directors;

          (iii)Independent Legal Counsel, who shall make the determination in a written opinion; or

          (iv) A panel of three arbitrators, one selected by Corporation, another by Director and the third by the first two arbitrators selected. If for any reason three arbitrators are not selected within thirty (30) days after the appointment of the first arbitrator, then selection of additional arbitrators shall be made by the American Arbitration Association. If any arbitrator resigns or is unable to serve in such capacity for any reason, the American Arbitration Association shall select his or her replacement. The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association now in effect.

          If Director fails to make such designation, his or her claim shall be determined by the forum selected by Corporation.

     6. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS. Upon making a request for indemnification, Director shall be presumed to be entitled to indemnification under this Agreement and Corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as may be provided in Section 4 hereof, establish a presumption with regard to any factual matter relevant to determining Director's rights to indemnification hereunder. If the person or persons so empowered to make a determination pursuant to Section 5(b) hereof shall have failed to make the requested determination within thirty (30) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event which could enable Corporation to determine Director's entitlement to indemnification, the requisite determination that Director is entitled to indemnification shall be deemed to have been made.

     7. CONTRIBUTION. If the indemnification provided in Sections 2 and 3 is unavailable and may not be paid to Director for any reason other than those set forth in Section 4 (excluding subsections 4(b) (viii) and (ix)), then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is or is alleged to be jointly liable with Director (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Director in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Director on the other

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


hand from the transaction from which such action, suit or proceeding arose, and (ii) to relative fault of Corporation on the one hand and of Director on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Director on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

     8. INSURANCE AND FUNDING. Corporation hereby represents and warrants that it shall purchase and maintain insurance to protect itself and/or Director against any Expenses and Liabilities in connection with any Proceeding to the fullest extent permitted by California Law. In the event of a Change of Control, Corporation shall establish a letter of credit, as provided in Section 9, to ensure the payment of such amounts as may be necessary to effect indemnification or advancement of Expenses as provided in this Agreement.

     9.   LETTER OF CREDIT.

     (a) In order to secure the obligations of Corporation to indemnify and advance Expenses to Director pursuant to this Agreement, Corporation shall obtain at the time of any Change of Control, upon request of any director, an irrevocable standby letter of credit naming the directors of the Corporation in office at the time of a Change of Control as joint beneficiaries (the "Letter of Credit"). The Letter of Credit shall be in an appropriate amount not less than two million dollars ($2,000,000), shall be issued by a commercial bank headquartered in the United States having assets in excess of $10 billion and capital according to its most recent published reports equal to or greater than the then applicable minimum capital standards promulgated by such bank's primary federal regulator and shall contain terms and conditions reasonably acceptable to all directors. The Letter of Credit shall provide that Director may from time to time draw certain amounts thereunder, upon written certification by Director to the issuer of the Letter of Credit that (i) Director has made written request upon Corporation for an amount not less than the amount he or she is drawing under the Letter of Credit and that Corporation has failed or refused to provide him with such amount in full within thirty (30) days after receipt of the request, and (ii) Director believes that he or she is entitled under the terms of this Agreement to the amount which he or she is drawing upon under the Letter of Credit. The issuance of the Letter of Credit shall not, in any way, diminish Corporation's obligation to indemnify Director against Expenses and Liabilities to the full extent required by this Agreement.

     (b) Once Corporation has obtained the Letter of Credit, Corporation shall maintain and renew the Letter of Credit or substitute letter of credit meeting the criteria of Section 9(a) during the term of this Agreement so that the Letter of Credit shall have an initial term of five years, be renewed for successive five-year terms, and always have at least one year of its term remaining.

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

     10. CONTINUATION OF OBLIGATIONS. All agreements and obligations of Corporation contained herein shall continue during the period Director is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Director was serving Corporation or any such other entity in any capacity referred to herein.

     11. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Director otherwise, than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies Corporation of the commencement thereof:

     (a) Corporation will be entitled to participate therein at its own expense;

     (b) Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Director. After notice from Corporation to Director of its election so as to assume the defense thereof, Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ its counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Director unless
(i) the employment of counsel by Director has been authorized by Corporation,
(ii) Director shall have reasonably concluded that there may be a conflict of interest between Corporation and Director in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Director shall have made the conclusion provided for in (ii) above; and

     (c) Provided there has been no Change of Control, Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director's written consent.

     12.  ADVANCEMENT AND REPAYMENT OF EXPENSES.

     (a) In the event that Director employs his or her own counsel pursuant to Section 11(b)(i) through (iii) above, Corporation shall advance to Director, prior to any final


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disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Director for such expenses;

     (b) Director agrees that Director will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Director is not entitled, under applicable law, the Bylaws, this Agreement and otherwise, to be indemnified by Corporation for such expenses.

     13.  REMEDIES OF DIRECTOR.

     (a) In the event that (i) a determination pursuant to Section 5 hereof is made that Director is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Director otherwise seeks enforcement of this Agreement, Director shall be entitled to a final adjudication in an appropriate court of the State of California of his or her rights. Alternatively, Director at his or her option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, whose decision is to be made within ninety (90) days following the filing of the demand for arbitration. The Corporation shall not oppose Director's right to seek any such adjudication or arbitration award.

     (b) In the event that a determination that Director is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5 hereof, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 13 shall be made de novo and Director shall not be prejudiced by reason of a determination that he or she is not entitled to indemnification.

     (c) If a determination that Director is entitled to indemnification has been made pursuant to Section 5 hereof or otherwise pursuant to the terms of this Agreement, Corporation shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by Director or (ii) a specific finding (which has become final) by an appropriate court of the State of California that all or any part of such indemnification is expressly prohibited by law.

     (d) In any court proceeding pursuant to this Section 13, Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court or before any such arbitrator that Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

     (e) Expenses reasonably incurred by Director in connection with his or her request for indemnification under this Agreement, meeting enforcement of this Agreement or to recover damages for breach of this Agreement shall be borne by Corporation.


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

     (f) Corporation and Director agree herein that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult of proof, and further agree that such breach would cause Director irreparable harm. Accordingly, Corporation and Director agree that Director shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. The Corporation and Director further agree that Director shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by Corporation, and Corporation acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court.

     14.  ENFORCEMENT.

     (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Director to continue as a director of Corporation, and acknowledges that Director is relying upon this Agreement in continuing in such capacity.

     (b) In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Director for all of Director's reasonable attorneys' fees and expenses in bringing and pursuing such action.

     15. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable to any extent for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof, and the affected provision shall be construed and enforced so as to effectuate the parties' intent to the maximum extent possible.

     16. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California.

     17. CONSENT TO JURISDICTION. The Corporation and Director each irrevocably consent to jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California.

     18. BINDING EFFECT. This Agreement shall be binding upon Director and upon Corporation, its successors and assigns, and shall inure to the benefit of Director, his or her heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.


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     19.  ENTIRE AGREEMENT.  This Agreement represents the entire agreement between the parties hereto and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein. This Agreement supersedes any and all agreements regarding indemnification heretofore entered into by the parties.

     20. AMENDMENT AND TERMINATION. No amendment, modification, waiver, termination or cancellation of this Agreement shall be effective for any purpose unless set forth in writing signed by both parties hereto.

     21. SUBROGATION. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable Corporation effectively to bring suit to enforce such rights.

     22. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Director by this Agreement shall not be exclusive of any other right which Director may have or hereafter acquire under any statute, provision of Corporation's Articles of Incorporation or Bylaws, agreement vote of shareholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.

     23. SURVIVAL OF RIGHTS. The rights conferred on Director by this Agreement shall continue after Director has ceased to be a director, officer, employee or other agent of Corporation and shall inure to the benefit of Director's heirs, executors and administrators.

     24. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be addressed to Director or to Corporation, as the case may be, at the address shown on page 1 of this Agreement, or to such other address as may have been furnished by either party to the other, and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

DIRECTOR:                          CORPORATION:

                                   DURA PHARMACEUTICALS, INC.


                                   By:
-------------------------------       ----------------------------------------
(Signature)                              (Signature)

                                      Cam L. Garner, Chairman, President & CEO
-------------------------------       ----------------------------------------
Printed Name                          Printed Name and Title


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